EXHIBIT 10(bo)

                                ADDENDUM NO. 1

                                    To the

                      QUOTA SHARE RETROCESSION CONTRACT
                        Effective:  September 1, 2000

                                  issued to

                         DORINCO REINSURANCE COMPANY
                              Midland, Michigan

 IT IS HEREBY AGREEED, effective retroactively to 12:01 a.m., Central Standard Time, on September 1, 2000, that the following shall be added to
 ARTICLE I - COMMENCEMENT AND TERMINATION:

 "D. 'Underwriting year' as used herein shall mean the period from September 1, 2000, through December 31, 2001, both days inclusive, and each subsequent 12-month period shall be a separate underwriting year. All premiums and losses from policies allocated to an underwriting year shall be credited or charged, respectively, to such underwriting year, regardless of the date said premiums earn or such losses occur, it being understood that a policy will be allocated to the underwriting year which is in effect as of:

      1.   As respects all new policies, the effective date of such coverage;

      2. As respects renewals of one year or less term policies, the renewal date of such policies;

      3. As respects continuous or greater than one year term policies, the premium anniversary date of such policies.

      Such policies shall remain in the same underwriting year, as originally allocated, until the next renewal date or premium anniversary date, at which time such policies shall be reallocated to the underwriting year in effect as of such date as provided in subpapagraphs 2 and 3 above."

 IT IS FURTHER AGREED, effective at 12:01 a.m., Central Standard Time, on January 1, 2002, as respects losses arising out of occurrences commencing under Policies written or renewed on or after that time and date, that the introductory paragraph of this Contract shall be deleted and the following substituted therefor:

      "BY THIS CONTRACT the Retrocedant agrees to retrocede to the Retrocessionaire and the Retrocessionaire agrees to accept 40% of the Retrocedant's 100% in the interests and liabilities of the Retrocedant under the 100% Quota Share Reinsurance Agreement, effective September 1, 1998, issued to State and County Mutual Fire Insurance Company, Fort Worth, Texas, and Van Wagoner Companies, Inc., Plano, Texas (hereinafter referred to as the 'Original Agreement'). A copy of the Original Agreement and any Endorsements thereto, are attached to and form part of this Contract."

 IT IS ALSO AGREED, effective as 12:01 a.m., Central Standard Time, on January 1, 2002, that paragraph B of ARTICLE I - COMMENCEMENT AND TERMINATION shall be deleted and the following substituted therefor:

 "B. Either party may terminate this Contract on any January 1, April 1, July 1 or October 1 by giving the other party not less than 30 days prior notice by certified mail, it being understood and agreed that if the Original Agreement is terminated for any reason, this Contract shall expire automatically at the same time."

 IT IS ALSO AGREED, effective at 12:01 a.m., Central Standard Time, on January 1, 2002, that Paragraph A of ARTICLE III - PREMIUM shall be deleted and the following substituted therefor:

 "A. As premium for the reinsurance provided hereunder, the Retrocedant shall retrocede 40% of the gross premiums ceded to the Retrocedant under the Original Agreement."

 IT IS ALSO AGREED, effective as 12:01 a.m., Central Standard Time, on January 1, 2002, as respects losses arising out of occurrences commencing under Policies written or renewed on or after that time and date, that the following shall be added to ARTICLE V - LOSSES AND SALVAGE.

 "C. Notwithstanding the provisions of paragraph B above, the liability of the Reinsurer for loss hereunder shall be limited to the following as respects any one underwriting year:

      1. That amount of total losses incurred (as defined herein) for the underwriting year under consideration less than or equal to 73.0% of premiums earned for the same underwriting year; plus

      2. That amount of total losses incurred for the underwriting year under consideration greater than or equal to 76.0% of premiums earned for the same underwriting year.


 D. 'Losses incurred' as used herein shall mean the losses incurred for the underwriting year under the Original Agreement, prior to the loss corridor retention under such Agreement."

 The provisions of this Contract shall remain otherwise unchanged.

 IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized representatives:

 In Midland, Michigan, this 14th day of November, 2002.


                                DORINCO REINSURANCE COMPANY

                                By /s/ David E. Chamberlain
                                ---------------------------
                                V.P. Underwriting


 In Dallas, Texas, this 22nd day of July, 2002

                                AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS

                                By /s/ Linda H. Sleeper
                                ---------------------------
                                President & CEO